                                                                    EXHIBIT 10.4


                          INVESTMENT BANKING AGREEMENT


This Agreement is made as of January 14, 1998, by and between Wanderlust Interactive, Inc., a Delaware corporation ("Contractor"), with its principal offices at 5301 Beethoven Street, Los Angeles, CA 90066-7047, and Lloyd Wade Securities, Inc., a Texas corporation, ("LDWD") with its principal offices at 5005 LBJ Freeway, Suite 630, Dallas, Texas 75244, USA.


                                   WITNESSETH


     WHEREAS, Contractor requires expertise in the area of investment banking to support its business and growth; and

     WHEREAS, LDWD has substantial contracts among the members of the investment community, investment banking expertise, and desires to act as a consultant to provide investment banking and advisory services;

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and subject specifically to the conditions hereof, and intending to be legally bound thereby, the parties agree as follows:

1. CERTAIN DEFINITIONS--When used in this Agreement, the following terms shall have the meanings set forth below:

     1.1  Affiliate--any persons or entities controlled by a party.

     1.2  Contractor--the Contractor who use the services of LDWD.

     1.3 Contractor Clients--the Contractor's clients who use the services of LDWD through the Contractor.

     1.4 Contact Person--The person who shall be primarily responsible for carrying out the duties of the parties hereunder. Contractor and LDWD shall each appoint a Contact Person to be responsible for their respective duties. In the event that one party gives notice to the other party in writing that, in their reasonable opinion, the other party's Contact Person is not able to fulfill their duties and responsibilities hereunder, both parties shall mutually agree upon a replacement Contact Person within 10 days of the said notice.

     1.5 Extraordinary Expenses--expenses that are beyond those expenses that are usual, regular, or customary in the conduct of in-house activities in fulfillment of the scope of this agreement.


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     1.6  Equity - cash, securities or liquid assets, specifically excluding real property.

     1.7 Payment or Payable in kind - distribution of the proceeds of a transaction in the same type and form as was given as valuable consideration for the transaction.

2. CONTACT PERSONS. The Contact Person for Contractor is Mr. Jay Smith, III, CEO, CFO. The Contact Person for LDWD is David Rutkoske, President.

3. SERVICES TO BE RENDERED BY LDWD. Services to be rendered, on a best efforts basis, by LDWD are as follows:

     3.1 Advice and Counsel. LDWD will provide advice and counsel regarding Contractor's strategic business and financial plans, strategy and negotiations with potential lenders/inventors, merger/acquisition candidates, joint ventures, corporate partners and others involving financial and financially related transactions.

     3.2 Introductions to the Securities Brokerage Community. LDWD has a close association with numerous broker/dealers and investment professionals across the country and will enable contact between Contractor and/or Contractor Clients to facilitate business transactions among them. LDWD shall use their contacts in the brokerage community to assist Contractor in establishing relationships with securities dealers and to provide the most recent corporate information to interested securities dealers on a regular and continuous basis. LDWD understands that this is in keeping with Contractor's business objective to establish a nationwide network of securities dealers who have an interest in Contractor's securities.

     3.3 Market-making Intelligence. LDWD is a market-maker in numerous securities and has access through its market-making facilities and personnel to LDWD proprietary information. LDWD will monitor and react to sensitive market information on a timely basis and provide advice, and counsel and proprietary intelligence (including but not limited to information on price, volume and the identification of market-makers, buyers and sellers) to Contractor in a timely fashion with respect to securities in which Contractor has and interest. Contractor understands that this information is available from other sources but acknowledges that LDWD can provide it in a more timely fashion and with substantial value-added interpretation of such information. The foregoing notwithstanding, no information will be provided to Contractor with respect to the activities of any other LDWD customers or customer accounts without such customer's prior consent.

     3.4 Contractor and/or Contractor Client Transaction Due Diligence. LDWD will undertake due diligence on all proposed financial transactions affecting the Contractor, of which LDWD is notified in writing in advance, including


Investment Banking Agreement -- Page 2 of 15 Pages -- Initialed
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     investigation and advice on the financial, valuation and stock price implications thereof.

     3.5 Additional Duties. Contractor and LDWD shall mutually agree upon any additional duties which LDWD may provide for compensation paid or payable by Contractor under this Agreement. Such additional agreement(s) may, although there is no requirement to do so, be attached hereto and made a part hereof by written amendments to be listed as "Exhibits" beginning with "Exhibit A", and initialed by both parties.

     3.6 Best Efforts. LDWD shall devote such time and best effort to the affairs of the Contractor as is reasonable and adequate to render the consulting services contemplated by this agreement. LDWD is not responsible for the performance of any services which may be rendered hereunder without the Contractor providing the necessary information in writing prior thereto, nor shall LDWD include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of the Certified Public Accountant. LDWD cannot guarantee results on behalf of Contractor, but shall pursue all reasonable avenues available through its network of financial contacts. At such time as an interest is expressed by a third party in Contractor's needs, LDWD shall notify Contractor and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consumption of any transaction is subject to acceptance of the terms and conditions by Contractor. It is understood that a portion of the compensation paid hereunder is being paid by Contractor to have LDWD remain available to assist it with transactions on an as needed basis.

4.   COMPENSATION TO LDWD.

     4.1 Initial Fee. Contractor shall pay LDWD an initial fee, according to the "Addendum", of 100,000 (One Hundred Thousand) common stock shares and 50,000 (Fifty Thousand) common share warrants upon execution of this agreement, the underlying shares to be registered with any current or next offering (via piggyback registration rights which the Company will file within 180 days) for LDWD's initial setup activities which are necessary for LDWD to provide the services herein. These fees shall be considered in arrears if not received by the tenth (10) business day following the due date specified in the "Addendum". These shares are the same shares mentioned in the Addendum.

     4.2 Additional Fees. Contractor and LDWD shall mutually agree in writing upon any additional fees which Contractor may pay in the future for services rendered by LDWD under this Agreement. Such additional agreement(s) may, although there is no requirement to do so, be attached hereto and made a part hereof as Exhibits beginning with Exhibit A.


Investment Banking Agreement -- Page 3 of 15 Pages -- Initialed
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4.3   Optional Form of Payment. LDWD may, at the time for each payment and at its sole option, elect to receive all or a portion of said fees in the form of securities, equity, or financing instruments issued by Contractor to LDWD on terms agreed by Contractor in writing.

4.4 Extraordinary Expenses. Extraordinary expenses (those not defined in 4.7) of LDWD shall be submitted in writing to Contractor for approval prior to expenditure and shall be paid by Contractor, within ten (10) business days of receipt of LDWD request for payment.

4.5   Finder Fees.

      A. In the event LDWD mutually agrees with Contractor to introduce Contractor or a Contractor affiliate to any third party funding source(s), underwriter(s), merger partner(s), or joint venture(s) who enters into a funding, underwriting, merger, joint venture or similar agreement with Contractor or Contractor's affiliate, Contractor hereby agrees to pay LDWD a minimum advisory fee of 5% of the gross proceeds derived from such funding, underwriting, merger, joint venture or similar agreement with Contractor or Contractor's client, unless generally accepted industry standards dictate otherwise, payable upon the commencement of such funding, underwriting, merger, joint venture or similar agreement with Contractor or Contractor's client. This provision shall survive this agreement, even though the term of this agreement may have expired, as pursuant to the section titled "Term of Agreement and Termination". Said advisory fee will be payable only upon closing or funding of said transaction or part thereof.

      B. LDWD may, at its sole option, elect to receive all or a portion of said advisory fee as payment in kind, i.e., prorated in the same form and type of securities, equity, or financing instruments issued to the funding source or underwriter by Contractor. In the event the exercise of this option results in additional expense over and above the expense of the funding and/or underwriting then the additional expenses shall be borne by LDWD. In addition the exercise of this option by LDWD shall not impede or otherwise have a negative effect on the funding or underwriting.

4.6 Interest on Funds Due. Contractor shall pay interest on all payments in arrears due LDWD, at the rate of 10% per annum.

4.7 Expenses. All expenses including, but not limited to, all registration fees paid to the Securities and Exchange Commission, fees and expenses of accountants, fees and expenses of legal counsel, printing and engraving


Investment Banking Agreement -- Page 4 of 15 Pages -- Initialed ______  ______


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      expenses, postage and distribution fees, transfer agent fees, escrow fees,
      NASD registration or exchange listing fees, (but not including underwriting discounts and commissions relating to shares and warrants of any holder being offered thereby and fees and expenses of any special counsel of any selling shareholder) of any registration(s) made pursuant to paragraph (4.1) hereof shall be borne and paid by the Contractor. These expenses shall be approved in writing by contractors if they total an amount above $4,000. Underwriting discounts and commissions shall be borne pro rata by any selling shareholder in proportion to the number of shares being offered by such selling shareholder.

5. INDEMNIFICATION. The Contractor agrees to indemnify and hold harmless LDWD, each of its officers, directors, employees and each person, if any, who controls LDWD against any and all liability, loss, and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property by reason of any act, neglect, default or omission, or any untrue or alleged untrue statement of a material fact, or any misrepresentation of any material fact or any breach of any material warranty or covenant by the Contractor or any of its agents, employees, or other representatives arising out of, or in relation to, this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law or in equity shall be cumulative and not in the alternative.

      LDWD agrees to indemnify and hold harmless Contractor, each of its officers, directors, employees and each person, if any, who controls Contractor against any and all liability, loss, and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property by reason of any act, neglect, default or omission, or any untrue or alleged untrue statement of a material fact, or any misrepresentation of any material fact or any breach of any material warranty or covenant by LDWD or any of its agents, employees or other representatives arising out of, or in relation to, this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law or in equity shall be cumulative and not in the alternative.

6. CONTRACTOR REPRESENTATIONS. Contractor hereby represents, covenants and warrants to LDWD as follows:


Investment Banking Agreement -- Page 5 of 15 Pages -- Initialed ______ ______
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6.1  Authorization. Both Contractor and LDWD and its signatories herein have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

6.2 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter or by-laws of Contractor, or violate any term of provision of any other Agreement or any statute or law.

6.3 Agreement in Full Force and Effect. All contracts, Agreements, plans, leases, policies and licenses referenced herein to which Contractor is a party are valid and in full force and effect.

6.4 Litigation. Except as set forth below, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of Contractor threatened against or invoking Contractor, or which questions or challenges the validity of this Agreement and its subject matter; and Contractor does not know or have any reason to know of any valid basis for any such action, proceeding or investigation. See Quarterly report.

6.5 Consents. No consent of any person, other than the signatories hereto, is necessary to the consummation of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, lease or other Agreements and consents from governmental agencies, whether federal, state, or local.

6.6 LDWD Reliance. LDWD has and will rely upon the documents, instruments and written information furnished to LDWD by the Contractor's officers, or designated employees.

     A. Contractor's Material Representations. All representations and statements provided about the Contractor are true and complete and accurate to the best of Contractor's knowledge. Contractor agrees to indemnify, hold harmless, and defend LDWD, its officers, directors, agents and employees, at Contractor's expense for any proceeding or suit which may raise out of any inaccuracy or incompleteness of any such material or written information supplied to LDWD.

     B. Contractor's Client and Other Material. Contractor warrants that all representation and statements provided, other than about the Contractor, are, to the best of its knowledge, true and complete and accurate.


Investment Banking Agreement -- Page 6 of 15 Pages -- Initialed ______  ______



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     6.7  Services NOT EXPRESSED OR IMPLIED.

          A. LDWD has not agreed with Contractor, in this Agreement or any other Agreement, verbal or written, to be a market-maker (but may be a placement agent by other "Selling Agreement" from time to time) in Contractor's securities or in any specific securities or securities in which Contractor or Contractor's Client has an interest; and,

          B. Any payments made herein to LDWD are not, and shall not be construed as, compensation to LDWD for the purposes of making a market, to cover LDWD out-of-pocket expenses for making a market, or for the submission by LDWD of an application to make a market in any securities; and,

          C. No payments made herein to LDWD are for the purpose of affecting the price of any security or influencing any market-making functions, including but not limited to bid/ask quotations, initiation and termination of quotations, retail securities activities, or for the submission of any application to make a market.

7.   CONFIDENTIALITY.

     7.1 LDWD and Contractor each agree to provide reasonable security measures to keep information confidential where release may be detrimental to their respective business interests. LDWD and Contractor shall each require their employees, agents, affiliates, subcontractors, other licensees, and others who will have access to the information through LDWD and Contractor respectively, to first enter into appropriate non-disclosure Agreements requiring the confidentiality contemplated by this Agreement in perpetuity.

     7.2 LDWD will not, either during its engagement by the Contractor pursuant to this agreement or at any time thereafter, disclose, use or make known for its or another's benefit, any confidential information, knowledge, or data of the Contractor or any of its affiliates in any way acquired or used by LDWD during its engagement by the Contractor. Confidential information, knowledge or data of the Contractor and its affiliates shall not include any information which is or becomes generally available to the public other than as a result of a disclosure by LDWD or its representatives.

8.   MISCELLANEOUS PROVISIONS.

     8.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written Agreement of LDWD and Contractor.


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8.2  Waiver of Compliance. Any failure of LDWD, on the one hand, or Contractor, on the other hand, to comply with any obligation, agreement or condition herein may be expressly waived in writing, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.3 Expenses; Transfer Taxes, Etc. Whether or not the transaction, if any, contemplated by this Agreement is consummated, LDWD agrees that all fees and expenses incurred by LDWD, in connection with this Agreement shall be borne by LDWD, and Contractor agrees that all fees and expenses incurred by Contractor in connection with this Agreement shall be borned by Contractor, including, without limitation, as to LDWD or Contractor, all fees of counsel and accountants.

8.4 Other Business Opportunities. Except as expressly provided in this Agreement, each party hereto shall have the right independently to engage in and receive full benefits from business activities. In case of business activities which would be competitive with the other party, notice shall be given prior to this Agreement or, if such activities are proposed, within 15 days prior to engagement therein. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture, or operation of either party.

8.5 Compliance with Regulatory Agencies. Each party agrees that all actions, direct or indirect, taken by it and its respective agents, employees and affiliates in connection with this Agreement and any financing or underwriting hereunder shall conform to all applicable Federal and state securities laws.

8.6 Notices. Any notices to be given hereunder by any party to the other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed to the "Contact Person" at the addresses appearing in the introductory paragraph of this Agreement, but any party may change his address by written notice in accordance with this subsection. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of five (5) days after mailing.

8.7 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any right, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law.

8.8 Delegation. Neither party shall delegate the performance of its duties under this Agreement without the prior written consent of the other party.




Investment Banking Agreement   - Page 8 of 15 Pages -   Initialed
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     8.9  Publicity. Neither LDWD nor Contractor shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transaction contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency, except that the parties shall agree concerning the timing and consent of such announcement before such announcement is made.

     8.10 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflict of law doctrine. Contractor and LDWD agree that if action is instituted to enforce or interpret any provision of this Agreement the jurisdiction and venue shall be in Dallas County, Texas.

     8.11 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.12 Headings. The heading of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereto or affect in any way the meaning or interpretation of this Agreement.

     8.13 Entire Agreement. This Agreement, including any Exhibits hereto, and the other documents and certificates delivered pursuant to the terms hereto, set forth the entire Agreement and understanding of the parties hereto in respect of the subject matter contained herein, and superseded all prior Agreements, promise, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

     8.14 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     8.15 Attorneys' Fees and Costs. If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

     8.16 Survivability. If any part of this Agreement is found, or deemed by a court of competent jurisdiction to be invalid or unenforceable, that part shall be severable from the remainder of this Agreement.


     Investment Banking Agreement - Page 9 of 15 Pages - Initialed
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
     8.17 Further Assurances. Each of the parties agrees that it shall from time to time take such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

     8.18 Right to Data After Termination. After termination of this Agreement each party shall be entitled to copies of all information acquired hereunder as of the date of termination and not previously furnished to it.

     8.19 Relationship of the Parties. Nothing contained in this Agreement shall be deemed to cause either party to become the partner of the other, the agent or legal representative of the other, nor create any fiduciary relationship between them, except as otherwise expressly provided herein. It is not the intention of the parties to create nor shall this Agreement be construed to create any commercial relationship or other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the parties shall be several not Joint nor collective. Each party shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein.

     8.20 No Authority to Obligate the Contractor. Without the consent of the Board of Directors of the Contractor, LDWD shall have no authority to take, nor shall it take, any action committing or obligating the Contractor in any manner, and it shall not represent itself to others as having such authority.

9. ARBITRATION. WITH RESPECT TO THE ARBITRATION OF ANY DISPUTE, THE UNDERSIGNED HEREBY ACKNOWLEDGE AND AGREE THAT:

     A.   ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

     B. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDY IN COURT, INCLUDING THEIR RIGHT TO JURY TRIAL;

     C. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDING;

     D. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULING BY THE ARBITRATORS IS STRICTLY LIMITED;

     E. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES


     Investment Banking Agreement - Page 10 of 15 Pages - Initialed
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
     INDUSTRY; AND

F. THIS ARBITRATION AGREEMENT IS SPECIFICALLY INTENDED TO INCLUDE ANY AND ALL STATUTORY CLAIMS WHICH MIGHT BE ASSERTED BY ANY PARTY.

G. ALL DISPUTES, CONTROVERSIES, OR DIFFERENCES BETWEEN THE CONTRACTOR, LLOYD WADE OR ANY OF THEIR OFFICERS, DIRECTORS, LEGAL REPRESENTATIVES, ATTORNEYS, ACCOUNTANTS, AGENTS OR EMPLOYEES, OR ANY CUSTOMER OR OTHER PERSON OR ENTITY, ARISING OUT OF, IN CONNECTION WITH OR AS A RESULT OF THIS AGREEMENT, SHALL BE RESOLVED THROUGH ARBITRATION RATHER THAN THROUGH LITIGATION.

H. THE UNDERSIGNED CONTRACTOR HEREBY AGREES TO SUBMIT THE DISPUTE FOR RESOLUTION TO EITHER THE AMERICAN ARBITRATION ASSOCIATION, IN DALLAS, TEXAS, OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., IN DALLAS, TEXAS, WHICHEVER ASSOCIATION MAY ASSERT JURISDICTION OVER THE DISPUTE, WITHIN FIVE (5) DAYS AFTER RECEIVING A WRITTEN REQUEST TO DO SO FROM ANY OF THE AFORESAID PARTIES.

I. IF ANY PARTY FAILS TO SUBMIT THE DISPUTE TO ARBITRATION ON REQUEST, THEN THE REQUESTING PARTY MAY ITSELF COMMENCE AN ARBITRATION PROCEEDING, BUT IS UNDER NO OBLIGATION TO DO SO.

J. ANY HEARING SCHEDULED AFTER AN ARBITRATION IS INITIATED SHALL TAKE PLACE IN DALLAS, DALLAS COUNTY, TEXAS AND THE FEDERAL ARBITRATION ACT SHALL GOVERN THE PROCEEDING AND ALL ISSUES RAISED BY THIS AGREEMENT TO ARBITRATE.

K. IF ANY PARTY SHALL INSTITUTE ANY COURT PROCEEDING IN AN EFFORT TO RESIST ARBITRATION AND BE UNSUCCESSFUL IN RESISTING ARBITRATION OR SHALL UNSUCCESSFULLY CONTEST THE JURISDICTION OF ANY ARBITRATION FORUM LOCATED IN DALLAS, DALLAS COUNTY, TEXAS, OVER ANY MATTER WHICH IS THE SUBJECT OF THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE LOSING PARTY ITS LEGAL FEES AND ANY OUT-OF-POCKET EXPENSES INCURRED IN CONNECTION WITH THE DEFENSE OF SUCH LEGAL PROCEEDING OR ITS EFFORTS TO ENFORCE ITS RIGHTS TO ARBITRATION AS PROVIDED FOR HEREIN.

L. EACH PARTY WILL SIGN ANY REQUIRED NASD UNIFORM SUBMISSION AGREEMENT OR THE APPLICABLE PAPERWORK FOR THE AMERICAN ARBITRATION ASSOCIATION, AT THE TIME ANY DISPUTE IS SUBMITTED FOR ARBITRATION WHICHEVER ONE IS APPLICABLE.

M.   THE PARTIES SHALL ACCEPT THE DECISION OF ANY AWARD AS BEING



Investment Banking Agreement - Page 11 of 15 Pages - Initialed
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

          FINAL AND CONCLUSIVE AND AGREE TO ABIDE THEREBY.

     N. ANY DECISION MAY BE FILED WITH ANY COURT AS A BASIS FOR JUDGEMENT AND EXECUTION FOR COLLECTION.

10. TERM OF AGREEMENT AND TERMINATION. This Agreement shall be effective upon execution, shall continue for one year unless terminated sooner by LDWD or contractor, upon giving to the other party 15 days written notice, after which time this Agreement is terminated. However, this agreement cannot be terminated by either party for 90 days. LDWD shall be entitled to the finders fees described in this Agreement for funding or underwriting commitments entered into by Contractor's client within one year after the termination of this Agreement if said funding or underwriting was the result of LDWD efforts prior to the termination of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CONTRACTOR: Wanderlust Interactive, Inc.

By: /s/ JAY SMITH
   ------------------------------
   Mr. Jay Smith, III, CEO, CFO

LDWD: LLOYD WADE SECURITIES, INC.

By: /s/ DAVID RUTKOSKE
   ------------------------------
     David Rutkoske, President



Investment Banking Agreement -- Page 12 of 15 Pages -- Initialed
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


                                    ADDENDUM
                    ADDENDUM TO INVESTMENT BANKING AGREEMENT


1. LOCKUP AND RESTRICTED SHARES. Contractors shall notify LDWD of all lockups and restrictions on stocks, their ownership and their terms. LDWD shall receive written notice of any changes hereto three business days before the changes occur.

2. SALARY FREEZE. Contractor shall communicate to LDWD the salary and compensation levels of all officers and directors and shall notify LDWD of any changes prior to their occurrence.

3. DTC REPORTS. The Contractor shall provide DTC reports weekly to LDWD, when available.

4. BROKERAGE SERVICES. Contractor, its officers, directors, and other "insiders" shall each have an opportunity to open an account at LDWD and have all of their shares of any public company deposited into such account, so that LDWD may become these individuals primary broker as per paragraph 1 above.

5. CONSULTING RETAINER FEE. There shall be paid a 50,000 (Fifty Thousand) shares retainer for twelve months, service payable with the signing of this agreement. These shares shall be fully vested and carry the same registration rights as the other shares.

6. SHARES. The stock shares granted to LDWD from Contractor, Pursuant to paragraph 4.1 of the agreement are: (as of the date of this agreement) amount of 100,000 (One Hundred Thousand) Shares of the Contractor's common stock (hereinafter the "Shares"). LDWD's ownership interest in the shares shall vest immediately and shall be paid immediately upon execution of this Agreement.

7.   WARRANTS. The warrants granted to LDWD from Contractor are:

     50,000 (Fifty Thousand) Warrants on the Common Stock shares of the Contractor, which shall vest immediately upon the execution of this agreement. Each warrant shall entitle LDWD to purchase one common share at a price of $1-1/4 per share, exercisable at anytime beginning on the date of mutual execution of this Agreement. The warrant agreement shall include mutually agreeable and commercially acceptable terms and conditions with respect to the mechanics of exercise and adjustments resulting from changes in the contractor's capital structure after the date of this Agreement.

     The Warrants shall be subject to the following terms:

     A. EXERCISE PRICE. The exercise price shall be fixed at $1-1/4. Each warrant shall be convertible upon exercise into one share of common stock.

     B. TERM. The term shall be for a period of 3 years from the effective date of this agreement.

8. PROVISIONS GOVERNING THE SHARES. The following provisions are applicable to the Shares issued to LDWD pursuant to this agreement:

     A. All shares and warrants shall be Rule 144 shares (subject to demand registration rights within 180 days) and subject to piggyback registration rights as selling shareholders with any public offering. LDWD shall register all, a portion, or none of its shares along with Contractor's shareholders. All costs of registration shall be borne by Contractor.



Investment Banking Agreement  -  Page 13 of 15 Pages - Initialed  _____  _____

     B. Any of the shares and warrants may be sold anytime and Contractor agrees to deliver to LDWD such registered shares that are not restricted, as defined or interpreted under Rule 144 of the Securities Exchange Act of 1933, and are freely tradable.

     C. Contractor shall provide at the time of exercise of this Agreement, paperwork for LDWD to have (as Attached "Exhibits I, II and III").

            I. "Stock Certificates" of ownership of all shares with duly noted
               non-registration exemption statement, issued in various names.

           II. "Registration Rights Agreement" to the above mentioned stock, and

          III. "[Form of] Warrant Agreement" containing grant of warrants.

 9. DATE OF PAYMENTS. The business advisory retainer fee and any other fees resulting from this relationship shall be due immediately beginning with the month of execution of this agreement. The consulting retainer fee shall be due in advance on the first of each month and shall be considered in arrears if not paid by the 10th of the month.

10. FINANCING FEE FORMULA. LDWD agrees to provide Contractor with a forum for future financing with LDWD or other firms under the following formula of fees to be paid to LDWD which will be delineated under a separate "Placement Agent Selling Agreement":

     A.   3% non-accountable expense allowance (with expenses enumerated).

     B. 2% dealer reallowance (to be shared with other members of the "Selling Group").

     C. 10% sales concession or commission (to be paid as brokers' gross commission).

     D. Other fees and terms will be negotiated according to a written "term sheet".

Notwithstanding anything in the Addendum or the Agreement to the contrary the compensation referenced in this paragraph shall not be paid in addition to the fees described in Paragraph 4.5 of this agreement, and it is expressly agreed that any fees payable pursuant to said Paragraph 4.5 shall be offset against any investment banking fees otherwise payable pursuant to this paragraph (and vice versa), but will not apply to placement agent fees. LDWD shall not be paid placement agent fees that may become due to other Broker Dealer for sales of Securities.

11. TERMINATION. This agreement may be terminated by either party for any reason by giving a 15 days notice, send by certified mail. Neither party may terminate the agreement during the first 90 days of this agreement. All fees up to the date of termination will be valid and payable to LDWD by Contractor. In addition, if the agreement is terminated, LDWD shall return the common stock paid as compensation for its services in proportion to the length of time left of the 12 months term of this agreement. Notice of termination, by either party, shall include confirmation of the amount of stock, if any, due to be returned to Contractor. Once Contractor has send written notice of Contractor's agreement with LDWD on the appropriate number of shares that LDWD is entitled to and that Contractor will deliver, the shares shall be delivered within 15 days. Upon notice of termination, both LDWD and Contractor shall promptly confirm receipt of notice in writing. Any dispute over the amount of stocks to be returned must be settled within 15 days of notice of termination. The amount of stock, if any, shall be calculated based on a 365 day calendar year. LDWD agrees to allow Contractor to cancel the appropriate number of shares after Contractor has received written confirmation of the amount of shares from LDWD. LDWD also agrees to submit the appropriate certificates to the transfer agent upon reception and no later than 15 days from the date of receipt of proper notice of termination.


Investment Banking Agreement  -  Page 14 of 15 Pages - Initialed  _____  _____

                                   EXHIBIT A

                     DUTIES OF LLOYD WADE SECURITIES, INC.



NO ADDITIONAL DUTIES OR FEES HAVE BEEN AGREED TO UNLESS THIS PAGE IS AMENDED AND SIGNED BY BOTH PARTIES.







      Investment Banking Agreement - Page 15 of 15 Pages - Initialed _____ _____

                                    ADDENDUM

        This Addendum entered into this 29th day of June 1998, by and between Adrenalin Interactive, Inc. (formerly Wunderlust Interactive, Inc.) ("Company") and Lloyd Wade Securities, Inc. ("LDWD").

        Whereas, the Company and LDWD entered into an Investment Banking Agreement on January 14, 1998 ("Agreement").

        Whereas, the Agreement provided that LDWD shall receive as compensation for services, 150,000 shares of the Company's common stock, and 50,000 common share warrants, and

        Whereas, LDWD have rendered and will continue to render services in excess of what was contemplated thereby entitling LDWD to additional fees.

        NOW, THEREFORE, in consideration of the premises as set forth in this Addendum and the Agreement the parties hereby agree as follows:

                1. Pursuant to Section 4.2 of the Agreement the parties agree that LDWD shall be paid additional fees in the form of One Hundred Thousand (100,000) shares of the Company's common stock.

                2. The shares shall become payable immediately upon this Addendum and shall be subject to the same turns and conditions of the Agreement and "Addendum" with respect to any shares issued thereto.

If the Company:         Jay Smith
                        Adrenalin Interactive, Inc.
                        5301 Beethoven Street
                        Los Angeles, CA 90066-7047

If the LDWD:            David L. Rutkoske, President
                        Lloyd Wade Securities, Inc.
                        5005 LBJ Freeway, Suite 630
                        Dallas, TX 75244

        Either party may change its address for notice by giving notice to the other party as set forth above.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officer, effective the day and year first above written.



ADRENALIN INTERACTIVE, INC.                         LLOYD WADE SECURITIES, INC.


By:  /s/ JAY SMITH                                  By: /s/ DAVID RUTKOSKE
   ------------------------                            -----------------------